6:
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): November 13, 2003.

Air-Q Wi-Fi Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-0623010	33-19961
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
Air-Q Wi-Fi Corporation

Item 5. Other Events and Regulation FD Disclosure.
New Directors

On November 13, 2003, two persons were elected to the Board of Directors of Air-Q Wi-Fi Corporation. These persons are Gregory A. Bonner and Ira R. Witkin. Messrs. Bonner and Witkin, who are “independent” (as that term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934), will serve as directors until the earlier of their removal or resignation. Certain information with respect the backgrounds of each of our new directors is set forth below:

GREGORY A. BONNER

For over 20 years, Mr. Bonner served Albemarle Corporation, a large chemicals company, in several capacities, including business development manager, product/marketing manager and customer service specialist. Recently, Mr. Bonner has been engaged in private entrepreneurial endeavors. Mr. Bonner is a graduate of Georgia Institute of Technology in Atlanta, with a BS degree in Chemistry.

IRA R. WITKIN

Mr. Witkin is currently a program director at one of the world's largest information technology companies. In that capacity, Mr. Witkin has responsibility for over 200 developers and marketing professionals worldwide. During his 24 year career, Mr. Witkin has held numerous positions with a focus on information technology as it relates to the travel and transportation, computer servicer, financial, manufacturing and communications industries. Mr. Witkin is a graduate of Rensselaer Polytechnic Institute in Troy, New York, with a BS degree in Computer Science and minors in management and marketing.

Press Release
On November 14, 2003, we issued the press release reproduced below:
Air-Q Names Two Outside Directors to Board

BATON ROUGE, La.--(BUSINESS WIRE)--Nov. 14, 2003--Air-Q Wi-Fi Corporation (OTCBB: AQWF - News ), a Wi-Fi (wireless fidelity) Internet access provider, announced today that it had named two independent directors to its board of directors. The new directors, Gregory A. Bonner and Ira R. Witkin, will both serve on the Audit Committee and are expected to provide strong leadership to Air-Q.

"Greg and Ira bring significant experience and insight to our company at a critical time in our development," said David Loflin, Air-Q's president. "Their participation will serve us well as we accelerate the expansion of our Wi-Fi footprint and seek new avenues for growth," Mr. Loflin added.

For over 20 years, Greg Bonner served Albemarle Corporation, a large chemicals company, in several capacities, including business development manager, product/marketing manager and customer service specialist. Recently, Mr. Bonner has been engaged in private entrepreneurial endeavors. Mr. Bonner is a graduate of Georgia Institute of Technology in Atlanta, with a BS degree in Chemistry.

Ira Witkin is currently a program director at one of the world's largest information technology companies. In that capacity, Mr. Witkin has responsibility for over 200 developers and marketing professionals worldwide. During his 24 year career, Mr. Witkin has held numerous positions with a focus on information technology as it relates to the travel and transportation, computer servicer, financial, manufacturing and communications industries. Mr. Witkin is a graduate of Rensselaer Polytechnic Institute in Troy, New York, with a BS degree in Computer Science and minors in management and marketing.

About Air-Q Wi-Fi Corporation

Air-Q Wi-Fi Corporation is a development-stage company that operates its first Wi-Fi Internet access network in Baton Rouge, Louisiana, and has opened the first phase of its Phoenix, Arizona, Wi-Fi Internet access network. Air-Q's "Wi-Fi" (hotspot) Internet access systems operates on a platform comprised of Wi-Fi standard equipment that has been configured in a proprietary manner. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz. Air-Q's business plan focuses on the marketing of its wireless Internet access services to businesses and residential customers, as well as to visitors to its markets with Wi-Fi compatible laptop computers and other wireless devices.

Forward-Looking Statements

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in Air-Q's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Air-Q's Securities and Exchange Commission filings. Air-Q wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Air-Q. There are many factors that will determine whether Air-Q will be successful in its wireless Internet endeavors, including, without limitation, access to adequate capital, consumer acceptance of its products and services and the ability of Air-Q to provide timely customer installation services. Air-Q undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: November 18, 2003.	AIR-Q WI-FI CORPORATION

By:	/s/ DAVID LOFLIN
David Loflin President